EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-70710) of Harsco Corporation of our report dated June 28, 2011 relating to the financial statements and supplemental schedule of the Harsco Corporation Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 29, 2011